                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (   )

Check the appropriate box:
(   )  Preliminary Proxy Statement
(   )  Confidential, for Use of the Commission Only
( X )  Definitive Proxy Statement (as Permitted by Rule 14a-6(e)(2))
(   )  Definitive Additional Materials
(   )  Soliciting Material Pursuant to Section  240.14a-11(c) or Section
       240.14a-12

                           PEERLESS GROUP, INC.
              (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):
( X )  No fee required.
(   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

(   )  Fee paid previously with preliminary materials.

(   )  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       1) Amount Previously Paid:
       2) Form, Schedule or Registration Statement No.:
       3) Filing Party:
       4) Date Filed:

                              PEERLESS GROUP, INC.
                             1212 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081
                            TELEPHONE (972) 497-5500

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Peerless Group, Inc. on Monday, May 4, 1998, at 1:00 p.m., Central Daylight Time. The meeting will be held in the Michelangelo Room at the Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas. Your Board of Directors and management look forward to greeting those stockholders able to attend in person.

    At the meeting, you will be asked to consider and elect two Class II directors to serve until the 2001 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated William F. Dunbar and Allen D. Fleener for re-election as directors. You are also being asked to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998. Information about the business to be conducted at the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during 1997. Officers of the Company will be present to respond to questions from stockholders.

    The vote of every stockholder is important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. There is a space on the enclosed proxy for you to indicate if you will be able to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting, and the Company will be able to avoid the expense of further solicitation. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

    On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          [PASTE UP SIG]

                                          RODNEY L. ARMSTRONG, JR.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 3, 1998

                              PEERLESS GROUP, INC.
                             1212 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081
                            TELEPHONE (972) 497-5500

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Peerless Group, Inc., a Delaware corporation (the "Company"), will be held in the Michelangelo Room at the Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, on Monday, May 4, 1998 at 1:00 p.m., Central Daylight Time, for the following purposes:

    (1) To elect two persons to serve as Class II directors until the 2001 Annual Meeting of Stockholders and until their successors are elected;

    (2) To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998; and

    (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record on March 24, 1998 are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL OUT, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

                                          By Order of the Board of Directors,
                                          [PASTE UP SIG]

                                          ANN L. PUDDISTER
                                          CORPORATE SECRETARY

Richardson, Texas
April 3, 1998

                              PEERLESS GROUP, INC.
                             1212 EAST ARAPAHO ROAD
                            RICHARDSON, TEXAS 75081
                            TELEPHONE (972) 497-5500

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1998

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peerless Group, Inc. ("Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 4, 1998 (the "Annual Meeting") and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is April 6, 1998.

    Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the two Class II directors and to ratify the appointment of Ernst & Young LLP as independent auditors, all as recommended by the Board of Directors. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by subsequently executing and delivering a new proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

    On March 24, 1998, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding 4,911,657 shares of Common Stock, par value $.01 per share ("Common Stock"). The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of Common Stock as of the record date is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the Class II directors, and the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting and have no effect on determining the outcome of the election of directors or on the proposal to ratify the appointment of Ernst & Young LLP.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of February 28, 1998 certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) the Company's Chief Executive Officer, each of the Company's four most highly compensated executive officers other than the Chief Executive Officer who earned more than $100,000 in salaries and bonuses and who were serving as executive officers at the end of 1997, and any person who served as an executive officer during 1997 and would have been considered one of the four most highly compensated executive officers had that person been serving as such at the end of 1997, based on salary and bonus earned during 1997 (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                             TOTAL      PERCENT
                                          BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                   OWNERSHIP    CLASS(1)
----------------------------------------  -----------   --------
Allied Investment Corporation(2)........    307,889(3)    6.08
Allied Capital Corporation II(2)........    253,240       5.19
Fleet Financial Group, Inc.(4)..........    305,000(5)    6.25
Hathaway Partners Investment Limited
  Partnership(6)........................    300,000       6.15
Rodney L. Armstrong, Jr.(7).............    794,640(8)   16.20
Gary J. Austin(9).......................     98,001(10)   2.00
Steven W. Tomson(7).....................     47,125(11)   *
Kevin W. Marsh(7).......................    236,800(12)   4.84
Allen D. Fleener(13)....................    150,300(14)   3.07
William F. Dunbar(15)...................      6,500(16)   *
David A. O'Connor(17)...................      6,000(16)   *
Jane C. Walsh(18).......................      3,500(16)   *
All directors and executive officers as
  a group (a total of 10 persons).......  1,386,765(19)  27.73

------------------------

   * Less than 1%

 (1) Percentage of outstanding shares that the named person, entity or group would beneficially own if such person, entity or group, and only such person, entity or group, exercised all warrants and options held that are exercisable within 60 days.

 (2) 1666 K St. N.W., 9th Floor, Washington, D.C. 20006. Information with respect to beneficial ownership of shares of Common Stock by Allied Investment Corporation and Allied Capital Corporation II is based solely upon information provided to the Company by both Allied entities. The Company has been informed that Allied Investment Corporation and Allied Capital Corporation II disclaim beneficial ownership of shares of Common Stock held by each other.

 (3) Includes warrants to purchase 181,654 shares of Common Stock.

 (4) One Federal Street, Boston, Massachusetts 02110. Information with respect to beneficial ownership of shares of Common Stock by Fleet Financial Group, Inc. is based solely upon the latest report of Fleet Financial Group, Inc. on Schedule 13G dated February 13, 1998, as filed with the Securities and Exchange Commission.

 (5) Fleet Financial Group, Inc. has sole voting power with respect to 250,000 of such shares.

 (6) 119 Rowayton Avenue, Rowayton, Connecticut 06853. Information with respect to beneficial ownership of shares of Common Stock by Hathaway Partners Investment Limited Partnership is based solely upon the latest report of Hathaway Partners Investment Limited Partnership on Schedule 13D dated April 18, 1997, as filed with the Securities and Exchange Commission.

 (7) 1212 East Arapaho Road, Richardson, Texas 75081.

 (8) Includes options to purchase 25,200 shares of Common Stock. Mr. Armstrong has shared voting and investment power with respect to 55,900 of the shares beneficially owned by him.

 (9) Mr. Austin retired as an officer and director of the Company effective February 28, 1998.

 (10) Includes options to purchase 24,000 shares of Common Stock.

 (11) Includes options to purchase 20,400 shares of Common Stock.

 (12) Includes options to purchase 13,600 shares of Common Stock.

 (13) 15301 Dallas Parkway, Suite 840, Dallas, Texas 75248.

 (14) Includes options to purchase 11,100 shares of Common Stock.

 (15) 4350 North Fairfax Drive, Suite 480, Arlington, Virginia 22203.

 (16) Includes options to purchase 1,500 shares of Common Stock.

 (17) 800 Linkhorn Drive, Virginia Beach, Virginia 23451.

 (18) 89 Turnpike Street, North Andover, Massachusetts 01845-5045.

 (19) Includes options to purchase 121,160 shares of Common Stock.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation divides the Board of Directors into three classes. The term of office of Class II directors expires at the Annual Meeting, Class III directors will serve until the 1999 Annual Meeting of Stockholders, and Class I directors will serve until the 2000 Annual Meeting of Stockholders.

    It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as Class II directors and that the persons named in the proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

                                    NOMINEES
                        CLASS II--TERM TO EXPIRE IN 2001

            NAME                   AGE                          CURRENT POSITION
-----------------------------      ---      ---------------------------------------------------------
Allen D. Fleener                       67                           Director

William F. Dunbar                      39                           Director

                         DIRECTORS CONTINUING IN OFFICE
                       CLASS III--TERM TO EXPIRE IN 1999

            NAME                   AGE                          CURRENT POSITION
-----------------------------      ---      ---------------------------------------------------------
David A. O'Connor                      63                           Director

Jane C. Walsh                          44                           Director

                        CLASS I--TERM TO EXPIRE IN 2000

            NAME                   AGE                          CURRENT POSITION
-----------------------------      ---      ---------------------------------------------------------
Rodney L. Armstrong, Jr.               53       Chairman of the Board and Chief Executive Officer

    Gary J. Austin, a former Class I director, resigned as an officer and director of the Company effective February 28, 1998. The Board of Directors has not yet filled the vacancy on the Board resulting from his resignation.

    Set forth below is a description of the backgrounds of each of the directors and director nominees of the Company.

    RODNEY L. ARMSTRONG, JR. is one of the Company's founders and has been Chairman of the Board and Chief Executive Officer since 1989. Mr. Armstrong was the Company's President from 1994 to June 1996. Mr. Armstrong has 24 years of experience in the information technology and financial institution marketplace. In 1974, he joined United Virginia Bankshares (now known as Crestar Corporation) as Corporate Planning Officer responsible for the bank holding company's long-range strategic planning. Between 1977 and 1989, Mr. Armstrong held various management positions with EDS, where he started and managed its electronic ATM and point of sale networking division and was responsible for corporate development for its Financial and Insurance Group, before initiating the buyout of EDS's community bank division by the Company in 1989.

    ALLEN D. FLEENER has been a director of the Company since its inception in 1989. Mr. Fleener has been a general partner of Seed Company Partners, L.P., a high-technology venture capital partnership, since he co-founded the partnership in 1992. Mr. Fleener was the President of InterVoice, Inc., a publicly-held interactive voice response system company, from 1985 to 1991. Mr. Fleener currently serves on the board of directors of Pavilion Technologies, Inc., a manufacturing process control, modeling and optimization software company that is a spin-off from Microelectronics and Computer Technology Corporation.

    WILLIAM F. DUNBAR became a director of the Company in October 1996. Mr. Dunbar is currently the President of Pebble Hill Capital, a limited liability company that he formed in February 1997 to invest in privately-held growth companies. Mr. Dunbar was a member of the board of directors of Allied Capital Corporation II and several non-public companies until December 1996. Mr. Dunbar joined Allied Capital in 1987 and until December 1996 was President of Allied Capital Corporation II, a publicly-traded venture capital company, and Executive Vice President of Allied Investment Corporation, Allied Capital Corporation and several other Allied affiliates. He also served as Chairman of the National Association of Small Business Investment Companies in 1995.

    DAVID A. O'CONNOR became a director of the Company in October 1996. Mr. O'Connor is Vice Chairman of the Board of Honor Technologies, Inc., the successor by merger to Internet, Inc., the owner of the MOST-Registered Trademark- ATM network. From 1984 to December 1996, Mr. O'Connor was President and Chief Executive Officer of Internet, Inc. Mr. O'Connor is also a member of the board of a non-public company, Online Resources and Communications Corporation, a provider of electronic banking commerce through electronic banking facilities.

    JANE C. WALSH became a director of the Company in October 1996. Mrs. Walsh has served as President and Chief Executive Officer of Northmark Bank, a full-service commercial bank located in North Andover, Massachusetts, since she co-founded the bank in 1987. Mrs. Walsh currently serves on the boards of Northmark Bank and Winchester Healthcare, both non-public companies. Mrs. Walsh is also Chairman of the Board of Trustees of Merrimack College. See "Certain Transactions."

    VOTE REQUIRED

    The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                      MEETINGS OF DIRECTORS AND COMMITTEES

    The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met six times and acted by unanimous written consent five times during 1997. During 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director.

    The Board of Directors has established audit, compensation, employee stock purchase plan and nominating committees to devote attention to specific subjects and to assist in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 1997 are described below.

    AUDIT COMMITTEE. The Board of Directors has a standing Audit Committee which provides the opportunity for direct communications between the independent auditors and the Board. The Audit Committee meets with the Company's independent auditors periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Mr. Dunbar and Mrs. Walsh. The Audit Committee met two times during 1997.

    COMPENSATION COMMITTEE. The Board of Directors also has a standing Compensation Committee that provides recommendations to the Board of Directors regarding the compensation of executive officers of the Company. The Compensation Committee consists of Mr. Fleener and Mr. O'Connor. The Compensation Committee may periodically retain a consulting firm specializing in compensation matters to advise the Compensation Committee. The Compensation Committee met three times during 1997.

    EMPLOYEE STOCK PURCHASE PLAN COMMITTEE. The Employee Stock Purchase Plan Committee, which consists of Mr. Armstrong, Mr. Fleener and Mr. Dunbar, administers the Employee Stock Purchase Plan. See "Executive
Compensation--Employee Stock Purchase Plan." The Employee Stock Purchase Plan Committee did not meet during 1997.

    NOMINATING COMMITTEE. The Board of Directors has appointed Mrs. Walsh and Mr. O'Connor as the Nominating Committee to nominate persons for election as directors. The Nominating Committee did not meet during 1997. The Company's Certificate of Incorporation provides that a stockholder may nominate a director if written notice is delivered to the Company 60 days in advance of an annual meeting of the Company's stockholders, or within ten days after the date of notice or public disclosure by the Company of a special meeting involving the election of directors. No such nominations have been received from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and written representations that no Form 5's were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during the year ended December 31, 1997.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation paid during each of the last three years to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                                      AWARDS
                                                                           ----------------------------
                                              ANNUAL COMPENSATION            RESTRICTED     SECURITIES
                                      -----------------------------------       STOCK       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)    BONUS ($)   AWARD(S) ($)(1)  OPTIONS (#)   COMPENSATION ($)
------------------------------------  ---------  -----------  -----------  ---------------  -----------  -------------------
Rodney L. Armstrong, Jr. ...........       1997     147,680           --             --         10,000            4,073
  Chairman and Chief Executive             1996     132,025       78,000             --         10,000            2,896
  Officer                                  1995     117,975       81,431             --         24,000            2,636

Gary J. Austin(2) ..................       1997     124,800           --             --         10,000              624
  Vice Chairman                            1996     111,000       78,000             --         10,000            4,440
                                           1995     115,625       40,000         61,500         24,000            1,530

Steven W. Tomson ...................       1997     142,512(3)         --            --         10,000            4,238
  President                                1996     164,561(3)     76,300        90,300         34,000            4,235
                                           1995      99,292(3)     39,900        18,450             --               --

Kevin W. Marsh .....................       1997     183,716(3)         --            --         10,000            4,460
  Executive Vice President--               1996     197,523(3)     45,027            --          5,000            4,480
  Sales(4)                                 1995     153,013(3)     37,929            --         12,000            2,030

------------------------

(1) In 1995, the Company awarded Mr. Austin and Mr. Tomson 24,000 and 7,200 shares of restricted Common Stock, respectively. During 1996, the number of shares of restricted Common Stock granted to Mr. Tomson was 16,800. Mr. Austin's restricted stock awards are vested. The other restricted stock awards vest on the fourth anniversary of the date of award.

(2) Mr. Austin retired as an officer and director of the Company effective February 28, 1998.

(3) Includes the payment of sales commissions.

(4) Effective July 1997, Mr. Marsh became Executive Vice President responsible for all Company sales. Previously, Mr. Marsh was Vice President responsible for sales of outsourcing services.

    EMPLOYMENT CONTRACTS

    The Company has not entered into employment agreements with any of its executive officers or key employees that would obligate any executive officer or key employee to remain employed by the Company for a certain period of time. All employees of the Company are required to enter into a standard associate agreement with the Company. Such agreement states that either party may terminate the employment relationship at any time and contains standard employment terms, non-compete clauses, restrictions on disclosing confidential information and an assignment to the Company of all rights in any inventions of the employee.

    STOCK OPTIONS

    The Board of Directors and the stockholders of the Company approved the Company's 1997 Stock Option Plan effective February 18, 1997 (the "1997 Plan"). The maximum number of shares of Common Stock authorized for issuance under the 1997 Plan is 450,000, subject to adjustment for stock splits and similar events. The Compensation Committee of the Board of Directors administers and interprets the

1997 Plan and has discretion to select the individuals who receive grants of stock options under the 1997 Plan and terms of those awards. Key employees, directors and advisors of the Company may receive grants under the 1997 Plan.

    The 1997 Plan provides that in the event of a "Change of Control" of the Company, all unmatured installments of Options will become fully accelerated and exercisable in full. "Change of Control" is defined as the occurrence of any of the following events: (i) a consolidation or merger in which the stockholders of the Company receive less than 40% of the voting securities of the surviving entity, (ii) a sale, lease, exchange or other transfer of more than 50% of the Company's assets, (iii) a tender offer or exchange offer is made and consummated for 20% or more of the outstanding voting securities of the Company, (iv) the termination of control of the Company by directors in office as of the date of stockholder approval of the 1997 Plan and their successors approved in accordance with the terms of the 1997 Plan ("Continuing Directors"), by virtue of their ceasing to constitute a majority of the entire Board, (v) the acquisition of beneficial ownership of 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on the date the 1997 Plan was approved by the Board or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of such voting power as of such date, except for Rodney L. Armstrong, Jr. or any other person approved in advance by the Continuing Directors, or (vi) the appointment of a trustee in a bankruptcy proceeding involving the Company.

    The following table provides information on option grants in 1997 to the Named Executive Officers.

                             OPTION GRANTS IN 1997

                                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                          ----------------------------------------------------------     VALUE AT ASSUMED
                                           NUMBER OF                                                  ANNUAL RATES OF STOCK
                                          SECURITIES   PERCENT OF TOTAL                               PRICE APPRECIATION FOR
                                          UNDERLYING    OPTIONS GRANTED    EXERCISE OR                    OPTION TERM(1)
                                            OPTIONS     TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------
NAME                                      GRANTED(2)         1997           ($/SH)(3)       DATE        5% ($)      10% ($)
----------------------------------------  -----------  -----------------  -------------  -----------  -----------  ---------
Rodney L. Armstrong, Jr.................      10,000               6%            8.80     7/22/2002           --      12,688
Gary J. Austin..........................      10,000               6%            8.00     7/22/2002           --      20,688
Steven W. Tomson........................      10,000               6%            8.00     7/22/2002           --      20,688
Kevin W. Marsh..........................      10,000               6%            8.00     7/22/2002           --      20,688

------------------------

(1) Potential realizable value illustrates value that would be realized upon exercise of the options immediately prior to the expiration of their respective terms, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting, and are not intended to forecast possible future appreciation of the Common Stock or amounts that may ultimately be realized upon exercise.

(2) The options become exercisable in annual increments of 20% of the total number of shares subject to the option, beginning on the date of grant, and are exercisable within 30 days after termination of employment.

(3) The exercise price of each option is at least equal to the fair market value of the Common Stock on the date of grant. The option exercise price may be paid in cash or in shares of Common Stock owned by the Named Executive Officer, by means of a "cashless" exercise procedure with a broker or by any other means acceptable to the Compensation Committee of the Board of Directors.

    The following table shows for each of the Named Executive Officers the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1997, and the values for "in-the-money" options, based on the positive spread between the year-end value of the Common Stock and the exercise price of any such existing stock options.

                      AGGREGATED OPTION EXERCISES IN 1997
                           AND YEAR-END OPTION VALUES

                                                                 NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                    SHARES                   OPTIONS AT DECEMBER 31,     IN-THE-MONEY OPTIONS AT
                                  ACQUIRED ON     VALUE              1997 (#)            DECEMBER 31, 1997 ($)(1)
                                   EXERCISE     REALIZED    --------------------------  --------------------------
NAME                                  (#)          ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Rodney L. Armstrong, Jr.........      48,000      234,000       20,400        23,600        23,520        15,680
Gary J. Austin..................      24,000      120,000       25,200        24,800        36,400        20,475
Steven W. Tomson................          --           --       15,600        28,400            --            --
Kevin W. Marsh..................      24,000      120,000       11,200        15,800        13,650         9,100

------------------------

(1) Represented by aggregate market value (based on closing sale price of $4.50 per share as reported by the Nasdaq National Market on December 31, 1997) of the shares covered by the options, less aggregate exercise price payable by the Named Executive Officer.

    EMPLOYEE STOCK PURCHASE PLAN

    Employees of the Company satisfying certain length of service requirements are able to make semi-annual purchases of shares of Common Stock pursuant to an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended, at a price equal to 85% of the market value of the Common Stock on certain specified dates. The Company has reserved 250,000 shares of Common Stock for issuance under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is administered by the Employee Stock Purchase Plan Committee.

    ANNUAL INCENTIVE PROGRAM

    Based on the recommendation of the Compensation Committee, the Board of Directors has established an incentive bonus program under which annual cash bonuses and/or stock option grants may be awarded to the Company's executive officers if a certain specified earnings per share target is achieved in 1998. See "Report on Executive Compensation."

    COMPENSATION OF DIRECTORS

    Each non-employee director of the Company is paid $500 for each day of Board of Director meetings attended. For each additional meeting day, non-employee directors who serve on a Board committee receive $500 for committee meetings attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. Directors have been and will continue to be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. In addition, non-employee directors will be eligible to receive grants of options to purchase Common Stock under the 1997 Plan. During 1997 and early 1998, each non-employee director was granted an option to purchase 2,500 shares of Common Stock with an exercise price of $4.50 per share, which was equal to the fair market value of the Common Stock on the date of grant.

                        REPORT ON EXECUTIVE COMPENSATION

    The Board has based its decisions regarding compensation matters of the Company's executives on the recommendations of the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of two non-employee directors, Allen D. Fleener and David A. O'Connor. The objective of the Compensation Committee is to provide assistance to the Company's directors to ensure that the Company's officers, key executives, and Board members are compensated in accordance with the Company's total compensation objectives and executive compensation policy.

    EXECUTIVE COMPENSATION PRINCIPLES

    The Company's executive compensation policies are designed to provide competitive levels of compensation that:

    - support the Company's overall business strategy and objectives

    - attract and retain key executives

    - integrate total compensation with business objectives and the Company's performance

    - provide competitive total compensation at a reasonable cost while enhancing stockholder value

    - recognize excellent individual initiatives and performance

    The executive compensation plan includes three elements: (i) base salary,
(ii) annual incentive awards and (iii) long-term incentive awards. The Board and the Compensation Committee endorse the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests in the maximization of stockholder value.

    Executive officer compensation levels during 1997 for all three components were based upon the Compensation Committee's subjective judgment and took into account both qualitative and quantitative factors. No specific weights were assigned to such factors with respect to any compensation component. The Compensation Committee considered the base salary and other compensation paid to executives in 1996, the responsibilities and duties of each executive, the historical and expected performance of the Company and various industry salary surveys. The Compensation Committee also considered recommendations made by the Chief Executive Officer with respect to the compensation of the Company's other key executive officers. The Board considered and adopted the recommendations of the Compensation Committee.

    BASE SALARY

    The Company's executives were paid base salaries that were established by the Compensation Committee based on a subjective analysis of the factors described above. The base salaries were established at levels considered appropriate given the responsibilities and duties of each executive's position.

    ANNUAL INCENTIVE AWARDS

    The Board of Directors has established an annual incentive award program for executives based on the recommendation of the Compensation Committee. Awards under the annual incentive program are based upon an earnings per share ("EPS") target for the Company's Common Stock. In late 1996, the Board established a target level of EPS, and executives were not awarded bonuses in 1997 because the EPS target was not attained. The Board considers EPS an effective financial performance measure under the annual incentive program because it reflects the true measure of performance of a public company. The policy of the Board of Directors has been that no annual incentive awards will be paid to the executives unless the targeted EPS level is achieved, and the Compensation Committee and the Board of Directors intend to continue this policy.

    LONG-TERM INCENTIVE AWARDS

    The 1997 Plan provides for the grant of stock options to executives, key employees of the Company and others at the discretion of the Compensation Committee. See "Executive Compensation--Stock Options." Stock based awards are generally granted to executives on an annual basis, after subjective consideration of several factors including, but not limited to, current Common Stock and option holdings, financial performance of the Company and individual performance. The Compensation Committee did not assign specific weights to the various factors. Historically, options awarded have generally vested 20% on the date of grant and 20% each year for the following four years, and had an exercise period of five years from the date of grant.

    The grant of stock options is intended not only to encourage stock ownership by executives and key employees and to make the risks and rewards of stock ownership a principal determinant in the motivation and performance of management, but also as a method to retain executives and key employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION AND COMPANY PERFORMANCE

    The determination of the Chief Executive Officer's base salary, annual incentive award and long-term incentive award for 1997 was made on the basis of the various factors noted above. No specific weights were assigned to those factors with respect to any compensation component. The total compensation paid to the Chief Executive Officer in 1997 was adjusted from the level of compensation paid in 1996 based on the Compensation Committee's subjective comparison of the Company's financial performance for 1997 to the annual operating plan for 1997 and to the Company's financial performance for 1996. Because the Company did not attain the EPS target for 1997 as noted above, no annual cash incentive award was awarded to the Chief Executive Officer.

    POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the tax deduction of a company to $1,000,000 for compensation paid to any of its five most highly compensated executive officers. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year and has not paid such compensation. The Compensation Committee believes that it is unlikely in the short-term that the limitation will affect the Company, but it will continue to monitor the impact of existing limitations on the tax deductibility of such compensation.

    Compensation Committee members:

       Allen D. Fleener
       David A. O'Connor

                              CERTAIN TRANSACTIONS

    The Company has sold hardware and software to Northmark Bank in the ordinary course of business and on terms no less favorable to the Company than would be obtainable from unaffiliated third parties. Jane C. Walsh, a director of the Company, is the President, Chief Executive Officer and a significant stockholder of Northmark Bank. Payments from Northmark Bank to the Company totaled approximately $99,680 during 1997.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

    Allen D. Fleener and David A. O'Connor are the members of the Compensation Committee, which makes recommendations to the Company's Board of Directors with respect to the compensation of the Company's executive officers.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock over the period commencing October 3, 1996, the effective date of the Company's initial public offering, and ending December 31, 1997, with the Russell 2000 Index and the Nasdaq Computer and Data Processing Services Index. Each index assumes $100 invested at the close of trading October 3, 1996 and reinvestment of dividends.

                                     [CHART]

                                                    NASDAQ COMPUTER
                  PEERLESS GROUP,      RUSSELL    AND DATA PROCESSING
MEASURED PERIOD         INC.            2000        SERVICES INDEX
---------------  ------------------  -----------  -------------------
   10/03/96          $   100.00       $  100.00        $  100.00
   12/31/96          $    84.38       $  104.14        $  104.05
   12/31/97          $    56.25       $  126.74        $  125.42

                                  PROPOSAL II
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998, subject to stockholder ratification. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to be available to respond to appropriate questions.

    The affirmative vote of a majority of the Shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Ernst & Young LLP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP.

                                    GENERAL

    The Annual Report to Stockholders for 1997, which includes the Annual Report on Form 10-K for 1997, has been mailed to the stockholders with this mailing. The Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.

    Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a stockholder at the Company's 1999 Annual Meeting must be received by the Company at its principal executive offices no later than November 23, 1998. Such proposals should be directed to Peerless Group, Inc., 1212 East Arapaho Road, Richardson, Texas 75081, Attention: Chief Executive Officer.

    The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy material to and obtain proxies from their principals, and the Company may reimburse such persons for their reasonable expenses.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, IF ANY, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON THE WRITTEN REQUEST OF SUCH PERSON ADDRESSED TO PEERLESS GROUP, INC. ATTN: INVESTOR RELATIONS, 1212 EAST ARAPAHO ROAD, RICHARDSON, TEXAS 75081.

                                 OTHER BUSINESS

    Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          [PASTE UP SIG]

                                          Rodney L. Armstrong, Jr.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

April 3, 1998

                                [PEERLESS LOGO]

                              PEERLESS GROUP, INC.
                             1212 East Arapaho Road
                             Richardson, Texas 75081

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder(s) of Peerless Group, Inc. hereby appoint(s) Rodney L. Armstrong, Jr. and Steven W. Tomson, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 1998 Annual Meeting of Stockholders of Peerless Group, Inc. to be held on Monday, May 4, 1998 at 1:00 p.m., Central Daylight Time, in the Michelangelo Room at the Omni Richardson Hotel, 701 East Campbell Road, Richardson, Texas, and at any adjournment, continuation, or postponement thereof, according to the number of votes which the undersigned is now entitled to cast, hereby revoking any proxies heretofore executed by the undersigned for such meeting.

   All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such proxy holders or their substitutes to vote as specified on the reverse on the proposals set forth in the Proxy Statement.

             PLEASE MARK, DATE AND SIGN THIS PROXY ON REVERSE SIDE



                            -FOLD AND DETACH HERE -

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS.

              NOMINEES: William F. Dunbar  and Allen D. Fleener

Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

              ___________________________________________________


  FOR all nominees listed                          WITHHOLD AUTHORITY
  except as marked to the                          to vote for all
  contrary   [ ]                                   nominees listed [ ]

2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

    FOR                       AGAINST                     ABSTAIN
    [ ]                       [ ]                         [ ]

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

I plan to attend the Annual Meeting - [ ]

                      Dated _______________________, 1998



                       _________________________________
                                   Signature


                       _________________________________
                       Second Signature, If Held Jointly

   When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.


PLEASE MARK, DATE, AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           - FOLD AND DETACH HERE -

                                       2